Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 6, 2012, relating to the financial statements of Committed Capital Acquisition Corporation II, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein Kass

March 6, 2012